Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of sanofi-aventis (No. 333-165418, No. 333-157685, No. 333-149203, No. 333-145074, No. 333-139555, No. 333-125490, No. 333-121584, No. 333-121583 and No. 333-107238) and the Registration Statement on Form F-3 of sanofi-aventis (No. 333-165472) of our reports dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France

February 28, 2011

PricewaterhouseCoopers Audit

Xavier Cauchois	Philippe Vogt